UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2024

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38824 (Commission File Number)	83-1476189 (I.R.S. Employer Identification No.)

19951 Mariner Avenue

Torrance, CA 90503

(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOEV	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock	GOEVW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, James C. Chen advised Canoo Inc. (the “Company”) that he would be resigning from the Company’s board of directors (the “Board”), effective December 31, 2024, or such earlier date as the Company elects a replacement director. Mr. Chen stated that his decision to resign from the Board was not due to any disagreement with the Company’s operations, policies or procedures, but in order to pursue other endeavors. The Company wishes Mr. Chen well in his future endeavors.

Item 8.01. Other Events.

On December 13, 2024, the Company announced that it was temporarily reducing its workforce by furloughing an additional 10 additional employees today resulting in a total of 50 non-essential employees over the last 90 days at its Justin, TX facility. These furloughs, in addition to our previously disclosed furloughs at our Oklahoma City location and Employee Reorganization Plan, are part of the Company's ongoing efforts to reduce costs and conserve cash resources while focusing on core operations.

As described in our Quarterly Report on Form 10-Q filed on November 14, 2024, we operate in a capital-intensive industry which requires significant cash to fund our operations and we will need to raise substantial additional capital to fund operations through the end of 2024 to continue operations. While we are in active discussions regarding additional financing, these or other furloughs could have unintended consequences, and if we are unsuccessful in obtaining additional funds on commercially reasonable terms or at all, or are unsuccessful in reaching agreements with existing vendors on disputed amounts, we likely be unable to satisfy our obligations and may become subject to further litigation or insolvency proceedings. Any of the foregoing would likely have a material adverse effect on the Company's liquidity, financial condition and results of operations, and may render the Company insolvent and unable to sustain its operations and continue as a going concern, which could result in the loss of all of your investment in our stock.

Forward-Looking Statements

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the impacts of employee furloughs and cost reduction efforts and statements regarding potential financings. These statements are subject to risks and uncertainties, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOO INC.

Date: December 13, 2024	By:	/s/ Kunal Bhalla
		Name:	Kunal Bhalla
		Its:	Chief Financial Officer